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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


        We consent to the inclusion to this Annual Report on Form 10-KSB of our report dated September 11, 1997 on our audits of the consolidated financial statements of Omni U.S.A., Inc.



                                        HARPER & PEARSON COMPANY


Houston, Texas
September 26, 1997